Exhibit 99.1

News Release

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Reports Fiscal Fourth-Quarter 2016 Financial Results

•	Total Revenues of $186.5 Million

•	Adjusted EPS of $0.36 and Diluted EPS of $0.32

•	Company Issues Fiscal First-Quarter 2017 and Fiscal Year 2017 Financial Guidance

SALT LAKE CITY, UTAH, August 9, 2016 – Myriad Genetics, Inc. (NASDAQ: MYGN) today announced financial results for its fiscal fourth-quarter 2016, provided an update on recent business highlights and provided fiscal first-quarter 2017 and fiscal year 2017 financial guidance.

“Fourth-quarter performance met our expectations, and we continue to make substantial progress on advancing our product portfolio and growing Myriad into a larger, more diversified personalized medicine company,” said Mark C. Capone, president and CEO of Myriad. “Myriad is on track to deliver on its five year strategic goals. We continue to be the worldwide leader in hereditary cancer testing, and our portfolio diversification efforts are accelerating with substantive volume growth and reimbursement for new commercial products, pivotal validations for our pipeline products, the acquisitions of Assurex Health and Sividon, and significant international expansion. Given the multibillion dollar market opportunity for our portfolio, we remain confident that we can deliver better health outcomes for patients and significant long-term value for shareholders.”

Financial Highlights

•	Below are tables summarizing the financial results and revenue by product class for our fiscal fourth-quarter 2016 and full fiscal-year 2016:

Revenue

	Fiscal Fourth-Quarter			Fiscal Year
($ in millions)	2016	2015	% Change	2016	2015	% Change
Molecular diagnostic testing revenue
Hereditary cancer testing revenue	$152.8	$163.8	(7%)	$632.3	$638.3	(1%)
Vectra DA testing revenue	12.7	11.8	8%	47.8	43.7	9%
Prolaris testing revenue	3.5	0.7	400%	11.3	2.1	438%
Other testing revenue	4.8	2.5	92%	14.3	11.4	25%

Total molecular diagnostic testing revenue	173.8	178.8	(3%)	705.7	695.5	2%

Pharmaceutical and clinical service revenue	12.7	11.1	14%	48.1	27.6	74%

Total Revenue	$186.5	$189.9	(2%)	$753.8	$723.1	4%

Income Statement
	Fiscal Fourth-Quarter			Fiscal Year
($ in millions)	2016	2015	% Change	2016	2015	% Change
Total Revenue	$186.5	$189.9	(2%)	$753.8	$723.1	4%
Gross Profit	146.5	152.4	(4%)	596.5	575.7	4%
Gross Margin	78.6%	80.3%		79.1%	79.6%
Operating Expenses	110.8	116.2	(5%)	429.7	441.5	(3%)
Operating Income	35.7	36.2	(1%)	166.8	134.2	24%
Operating Margin	19.1%	19.1%		22.1%	18.6%
Adjusted Operating Income	39.0	48.2	(19%)	179.5	167.3	7%
Adjusted Operating Margin	20.9%	25.4%		23.8%	23.1%
Net Income	23.4	18.7	25%	125.3	80.2	56%
Diluted EPS	0.32	0.26	23%	1.71	1.08	58%
Adjusted EPS	$0.36	$0.41	(12%)	$1.63	$1.45	12%

Business Highlights

•	myRisk® Hereditary Cancer

•	Myriad signed a new agreement with Blue Shield of California, retaining Myriad’s previous network status. Myriad ended the quarter with 65 percent of revenue under long-term contracts for its hereditary cancer business.

•	A new study in the New England Journal of Medicine demonstrated that in patients with advanced prostate cancer, the rate of deleterious mutations in myRisk genes was approximately 12 percent. This is consistent with other cancers that have genetic testing guidelines. Every year in the United States approximately 25,000 patients are diagnosed with advanced prostate cancer.

•	Myriad made the first content additions to myRisk adding three additional genes including GREMM1, POLE and POLD-1. These genes were recently added to the NCCN guidelines on genetic testing based upon their role in hereditary colon cancer.

•	Myriad announced the ability to customize the myRisk panel for genetics experts who are interested in ordering a subset of the myRisk genes on the full panel.

•	Vectra® DA

•	Vectra DA volumes were up five percent year-over-year in the fiscal fourth-quarter with approximately 41,300 tests performed.

•	Myriad signed three additional private payer contracts for Vectra DA that collectively cover approximately one million lives in the United States.

•	At the European League Against Rheumatism (EULAR) annual meeting, Myriad presented new data showing the ability of Vectra DA to predict sustained clinical remission after discontinuation of Humira®. In patients with a low Vectra DA score, 57 percent had sustained clinical remission following discontinuation of Humira. In patients with a high Vectra DA score, 60 percent experienced flare within one year of discontinuation of Humira.

•	In a second study presented at EULAR of 180 treatment naïve patients, the Vectra DA score was a statistically significant predictor of clinical remission with 12-month remission rates meaningfully higher in patients with a greater reduction in Vectra DA score versus those with a smaller reduction.

•	Prolaris®

•	Prolaris volume increased 91 percent year-over-year and 11 percent sequentially with approximately 4,750 tests ordered.

•	At the American Urological Association annual meeting, Myriad presented the first study validating Prolaris exclusively in a low-risk only patient population. In 440 patients with a Gleason score of six or less, patients with a high Prolaris score had three times the rate of prostate specific mortality and eight times the rate of biochemical recurrence relative to patients with a low Prolaris score.

•	Myriad signed three additional private payer contracts for Prolaris that collectively cover approximately one million lives in the United States.

•	Companion Diagnostics

•	Myriad presented data from the first prospective validation of myChoice HRD in concert with TESARO’s NOVA study. In the study, which evaluated platinum-sensitive ovarian cancer patients, myChoice HRD positive patients receiving niraparib demonstrated a 9.1 month increase in progression free survival relative to patients receiving placebo.

•	Sividon Diagnostics Acquisition

•	Myriad completed the acquisition of Sividon Diagnostics during the fiscal fourth quarter and gained United States and Chinese distribution rights to EndoPredict®, a best-in-class breast cancer prognostic test. Myriad announced plans to launch EndoPredict in the United States in the second half of fiscal year 2017.

•	A large head-to-head study comparing EndoPredict with Oncotype Dx was recently published in the Journal of the National Cancer Institute. The study, which evaluated 928 women from the TransATAC study, showed that EndoPredict “markedly outperformed” Oncotype Dx with a prognostic power that was more than four times greater. Also, EndoPredict low-risk patients had a 10-year rate of distant metastases of 5.8 percent versus low risk Oncotype Dx patients at 10.1 percent.

•	Assurex Health Acquisition

•	In August, Myriad signed a definitive agreement to acquire Assurex Health, a personalized medicine company providing treatment decision support to healthcare providers for their patients with mental health disorders. Assurex’s lead product, GeneSight® Psychotropic, evaluates 12 genes known to play a significant role in psychotropic drug response and is used in patient treatment selection. Assurex performed over 150,000 GeneSight tests in Myriad’s fiscal year 2016 and generated more than $60 million in total revenue. The acquisition is subject to the satisfaction of customary closing conditions.

•	International

•	International revenues were up 93 percent year-over-year in the fourth quarter and accounted for approximately six percent of total product revenue in the quarter.

•	Myriad recently signed an agreement with BMI Healthcare in the United Kingdom covering Myriad’s complete testing portfolio including EndoPredict, Prolaris, Tumor BRACAnalysis CDx and hereditary cancer testing. BMI Healthcare is the largest private hospital group comprised of 59 hospitals and clinics across the UK, servicing 1,500,000 outpatient visits per year.

•	Share Repurchase

•	During the quarter, the Company repurchased approximately 1.6 million shares, or $55 million, of common stock under our share repurchase program and ended the quarter with approximately $195 million remaining on our current share repurchase authorization.

Fiscal Year 2017 and Fiscal First-Quarter 2017 Financial Guidance

Below is a table summarizing Myriad’s fiscal year 2017 and fiscal first-quarter 2017 financial guidance:

	Revenue	Adjusted Earnings Per Share	GAAP Diluted Earnings Per Share
Fiscal Year 2017	$740-$760 million	$1.00-$1.10	$0.47 - $0.57
Fiscal First-Quarter 2017	$168-$170 million	$0.25-$0.27	$0.14 - $0.16

Myriad’s fiscal year 2017 financial guidance includes the impact of the Assurex Health acquisition which Myriad expects to close at the end of the fiscal first-quarter 2017.

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The Company will provide further details on its business outlook during its conference call today to discuss the fiscal fourth-quarter financial results and fiscal year 2017 and fiscal first-quarter 2017 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, August 9, 2016, at 4:30 p.m. EDT to discuss Myriad’s financial results for the fiscal fourth-quarter, business developments and financial guidance. The dial-in number for domestic callers is (800) 698-1231. International callers may dial (303) 223-4380. All callers will be asked to reference reservation number 21814778. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. Myriad is focused on three strategic imperatives: transitioning and expanding its hereditary cancer testing markets, diversifying its product portfolio through the introduction of new products and increasing the revenue contribution from international markets. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, EndoPredict, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, Vectra and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

Humira is a registered trademark of AbbVie Inc. Lynparza is a trademark of AstraZeneca.

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share amounts)	Three Months Ended		Twelve Months Ended
	Jun 30, 2016	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
Molecular diagnostic testing	$173.8	178.8	705.7	$695.5
Pharmaceutical and clinical services	12.7	11.1	48.1	27.6

Total revenue	186.5	189.9	753.8	723.1
Costs and expenses:
Cost of molecular diagnostic testing	34.2	32.0	132.8	132.8
Cost of pharmaceutical and clinical services	5.8	5.5	24.5	14.6
Research and development expense	19.5	18.7	70.6	75.5
Selling, general, and administrative expense	91.3	97.5	359.1	366.0

Total costs and expenses	150.8	153.7	587.0	588.9

Operating income	35.7	36.2	166.8	134.2
Other income (expense):
Interest income	0.4	0.1	0.9	0.4
Other	1.2	(0.8)	1.2	0.3

Total other income (expense)	1.6	(0.7)	2.1	0.7
Income before income taxes	37.3	35.5	168.9	134.9
Income tax provision	13.9	16.8	43.6	54.7

Net income	$23.4	$18.7	$125.3	$80.2

Earnings per share:
Basic	$0.33	$0.27	$1.79	$1.12
Diluted	$0.32	$0.26	$1.71	$1.08
Weighted average shares outstanding
Basic	70.0	69.4	70.0	71.3
Diluted	72.4	72.4	73.4	74.5

Consolidated Balance Sheets (Unaudited)

(in millions)	Jun 30, 2016	Jun. 30, 2015
Current assets:
Cash and cash equivalents	$68.5	$64.1
Marketable investment securities	90.5	80.7
Prepaid expenses	18.4	12.5
Inventory	38.3	25.1
Trade accounts receivable, less allowance for doubtful accounts of $6.8 in 2016 and $7.6 in 2015	91.7	85.8
Deferred taxes	—	13.5
Prepaid taxes	3.8	—
Other receivables	3.3	1.9

Total current assets	314.5	283.6
Property, plant and equipment, net	58.3	67.2
Long-term marketable investment securities	79.9	40.6
Intangibles, net	227.5	192.6
Goodwill	195.3	177.2
Other assets	5.0	5.0

Total assets	$880.5	$766.2

Current liabilities:
Accounts payable	$21.1	$21.1
Accrued liabilities	49.5	46.1
Deferred revenue	1.7	1.5

Total current liabilities	72.3	68.7
Unrecognized tax benefits	24.0	26.4
Other long-term liabilities	18.2	8.8
Long-term deferred taxes	17.9	0.2

Total liabilities	132.4	104.1
Stockholders’ equity:
Common stock, 69.1 and 68.9 shares outstanding at June 30, 2016 and 2015 respectively	0.7	0.7
Additional paid-in capital	830.1	745.4
Accumulated other comprehensive loss	(9.5)	(7.0)
Accumulated deficit	(73.2)	(77.0)

Total stockholders’ equity	748.1	662.1

Total liabilities and stockholders’ equity	$880.5	$766.2

Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Jun 30, 2016	Jun 30, 2015
Cash flows from operating activities:
Net income	$125.3	$80.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26.7	25.0
Loss (gain) on disposition of assets	(0.9)	0.5
Share-based compensation expense	31.6	45.7
Bad debt expense	33.3	31.5
Deferred income taxes	18.1	(0.4)
Unrecognized tax benefits	(2.4)	2.1
Excess tax benefit from share-based compensation	—	(3.4)
Changes in assets and liabilities:
Prepaid expenses	(7.2)	(5.5)
Trade accounts receivable	(39.2)	(34.4)
Other receivables	(0.9)	2.5
Inventory	(14.6)	(0.8)
Prepaid taxes	(3.8)	13.6
Accounts payable	—	(3.1)
Accrued liabilities	0.5	(13.4)
Deferred revenue	(0.2)	0.4

Net cash provided by operating activities	166.3	140.5

Cash flows from investing activities:
Capital expenditures for equipment and leasehold improvements	(5.0)	(23.9)
Acquisitions, net of cash acquired	(37.0)	(20.1)
Purchases of marketable investment securities	(164.5)	(80.7)
Proceeds from maturities and sales marketable investment securities	115.1	165.6

Net cash provided by (used in) investing activities	(91.4)	40.9

Cash flows from financing activities:
Net proceeds from common stock issued under share-based compensation plans	94.3	30.0
Excess tax benefit from share-based compensation	—	3.4
Repurchase and retirement of common stock	(162.6)	(210.7)

Net cash used in financing activities	(68.3)	(177.3)

Effect of Foreign exchange rates on cash and cash equivalents	(2.2)	(4.8)

Net increase (decrease) in cash and cash equivalents	4.4	(0.7)
Cash and cash equivalents at beginning of year	64.1	64.8

Cash and cash equivalents at end of period	$68.5	$64.1

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s continued substantial progress on advancing our product portfolio and growing the Company into a larger, more diversified personalized medicine company; the Company being on track to deliver on its five year strategic goals; the Company’s continued status as the worldwide leader in hereditary cancer testing; the Company’s portfolio diversification efforts being accelerated with substantive volume growth and reimbursement for new commercial products; pivotal validations for the Company’s pipeline products; the Company’s significant international expansion; the Company’s confidence that the Company can deliver better health outcomes for patients and significant long-term value for shareholders; the Company’s anticipated launch of EndoPredict in the United States in the second half of fiscal year 2017; the anticipated acquisition of Assurex Health; the Company’s fiscal first quarter 2017 and fiscal full year 2017 financial guidance under the caption “Fiscal Year 2017 and Fiscal First-Quarter 2017 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests, including unexpected costs and delays; risks related to changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire, including but not limited to our acquisition of a healthcare clinic in Germany and Sividon Diagnostic and our planned acquisition of Assurex Health; risks related to our projections about our business, results of operations and financial condition; risks related to the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our Annual report on Form 10-K for the fiscal year ended June 30, 2015, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial statements.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition - amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.

•	Severance – executive severance: Represents one-time severance expenses associated with the departure of executive officers of Myriad Genetics, Inc.

•	Discontinued operations - One-time charges associated with the closing of business units.

•	Acquisition costs – Closing and restructuring costs associated with acquired companies

•	Tax expense associated with R&D tax credit reserves – One time net benefits associated with the release of R&D tax credit reserves.

•	Tax impact related to equity compensation – Changes in effective tax rate based upon ASU 2016-09

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures

for the Three and Twelve Months ended June 30, 2016 and 2015

(Unaudited data in millions, except per share amount)

	Three Months Ended		Twelve Months Ended
	Jun. 30, 2016	Jun. 30, 2015	Jun. 30, 2016	Jun. 30, 2015
Revenue	186.5	189.9	753.8	723.1
GAAP Cost of molecular diagnostic testing	$34.2	$32.0	$132.8	$132.8
GAAP Cost of pharmaceutical and clinical services	5.8	5.5	24.5	14.6
Acquisition - amortization of intangible assets	—	—	—	—

Non-GAAP COGS	$40.0	$37.5	$157.3	$147.4

Non-GAAP Gross Margin	79%	80%	79%	80%

GAAP Research and Development	$19.5	$18.7	$70.6	$75.5
Severance - executive severance	—	—	—	(0.4)
Discontinued operations	—	(0.1)	—	(0.3)
Acquisition - amortization of intangible assets	(0.1)	(0.1)	(0.4)	(0.3)

Non-GAAP R&D	$19.4	$18.5	$70.2	$74.5

GAAP Selling, General and Administrative	$91.3	$97.5	$359.1	$366.0
Severance - executive severance		(8.3)		(19.5)
Discontinued operations	—	(0.4)	—	(0.4)
Acquisition costs	(0.1)	—	(0.1)	—
Acquisition - amortization of intangible assets	(3.1)	(3.1)	(12.2)	(12.2)

Non-GAAP SG&A	$88.1	$85.7	$346.8	$333.9

GAAP Operating Income	$35.7	$36.2	$166.8	$134.2
Discontinued operations	—	0.5	—	0.7
Severance - executive severance	—	8.3	—	19.9
Acquisition costs	0.1	—	0.1	—
Acquisition - amortization of intangible assets	3.2	3.2	12.6	12.5

Non-GAAP Operating Income	$39.0	$48.2	$179.5	$167.3

Non-GAAP Operating Margin	21%	25%	24%	23%

GAAP Net Income	$23.4	$18.7	$125.3	$80.2
Severance - executive severance	—	8.3	—	19.9
Discontinued operations	—	0.8	—	1.0
Acquisition costs	0.1	—	0.1	—
Acquisition - amortization of intangible assets	3.2	3.2	12.6	12.5
Tax expense associated with R&D tax credit reserves	—	—	(6.0)	—
Tax impact related to equity compensation	(0.3)	—	(12.7)	—
Other tax expense	—	2.1	—	2.1
Tax expense associated with Non-GAAP adjustments	—	(3.7)	—	(7.7)

Non-GAAP Net Income	$26.4	$29.4	$119.3	$108.0

GAAP Diluted EPS	$0.32	$0.26	$1.71	$1.08
Non-GAAP Diluted EPS	$0.36	$0.41	$1.63	$1.45

Diluted shares outstanding	72.4	72.4	73.4	74.5

Free Cash Flow Reconciliation

(Unaudited data in thousands)

	Three Months Ended		Twelve Months Ended
	Jun. 30, 2016	Jun. 30, 2015	Jun. 30, 2016	Jun. 30, 2015
GAAP cash flow from operations	$56.4	$51.0	$166.3	$140.5

Capital expenditures	(2.2)	(2.0)	(5.0)	(23.9)

Free cash flow	$54.2	$49.0	$161.3	$116.6

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2017 and Fiscal First-Quarter 2017 Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading “Risk Factors” contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2017
Diluted net income per share
GAAP diluted net income per share	$0.47 - $0.57
Acquisition - amortization of intangible assets	0.36
Acquisition costs	0.17

Non-GAAP diluted net income per share	$1.00 - $1.10

Fiscal First-Quarter 2017
Diluted net income per share
GAAP diluted net income per share	$0.14 - $0.16
Acquisition - amortization of intangible assets	0.04
Acquisition costs	0.07

Non-GAAP diluted net income per share	$0.25 - $0.27